UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): July 18, 2017

Paragon Offshore plc

(in administration)

(Exact name of registrant as specified in its charter)

England and Wales	001-36465	98-1146017
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3151 Briarpark Drive, Suite 700

Houston, Texas 77042
(Address of principal executive offices) (Zip Code)

+44 20 330 2300

(Registrant’s telephone number, including area code)

(Not applicable)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐                 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

As previously disclosed, on February 14, 2016, Paragon Offshore plc (in administration) (the “Company”) and certain of its subsidiaries (collectively with the Company, the “Debtors”) filed voluntary petitions (the cases commenced thereby, the “Chapter 11 Cases”) under chapter 11 of title 11 of the United States Code (the “Bankruptcy Code”) in the United States Bankruptcy Court for the District of Delaware (the “Court”).

As previously reported, on May 17, 2017, the board of directors of the Company filed an administration application with the High Court of Justice, Chancery Division, Companies Court of England and Wales (the “English Court”) for the appointment of Neville Barry Kahn and David Philip Soden, each of Deloitte LLP, as joint administrators of the Company, and on May 23, 2017, Messrs. Kahn and Soden were appointed by the English Court as joint administrators of the Company (the “Joint Administrators”). The power to manage the affairs, business and property of the Company is vested in the Joint Administrators.

On June 7, 2017, the Court entered an order (the “Confirmation Order”) approving the Fifth Joint Chapter 11 Plan of Reorganization of Paragon Offshore plc and its affiliated debtors (as amended and supplemented, the “Plan”). The Plan and the Confirmation Order were previously filed as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with SEC on June 8, 2017, and are incorporated herein by reference.

On July 18, 2017 (the “Effective Date”), the Plan became effective pursuant to its terms and the Debtors emerged from the Chapter 11 Cases.  A copy of the press release announcing the effectiveness of the Plan is attached as Exhibit 99.1 hereto.

In connection with the Chapter 11 Cases and the Plan, on and prior to the Effective Date, the Company and certain of its subsidiaries effectuated certain restructuring transactions, pursuant to which the Company formed Paragon Offshore Limited (“Paragon”), an exempted company limited by shares incorporated under the laws of the Cayman Islands, as a wholly-owned subsidiary of the Company, transferred to Paragon substantially all of the assets of the Company, and Paragon issued, at the direction of the Company, all of Paragon’s equity interests to specified holders of allowed claims under the Plan. In accordance with the Plan, the Company and certain of its subsidiaries shall in due course be wound down and dissolved by the Joint Administrators (defined below) in accordance with applicable law.  For further information, see Items 2.01 and 3.02 below.

Item 1.01 Entry into a Material Definitive Agreement.

Exit Facility

On the Effective Date, Paragon, as borrower (the “Borrower”), entered into the Amended and Restated Senior Secured Term Loan Agreement (the “Credit Agreement”) among Paragon International Finance Company, Paragon Offshore Finance Company, the lenders deemed party thereto pursuant to the Plan and otherwise from time to time party thereto (collectively, the “Lenders”), JPMorgan Chase Bank, N.A., as administrative agent and collateral agent for the lenders, and Cortland Capital Markets Services LLC, as successor administrative agent for the lenders under the Existing Term Loan Agreement (as defined below).  Pursuant to the Credit Agreement, the Debt Agreements (as defined below) are amended and restated to provide for loans in the aggregate principal amount of $85 million (the “Exit Facility”, and the loans thereunder the “Loans”) which are deemed outstanding pursuant to the Plan.

The maturity date of the Exit Facility is July 18, 2022. Until such maturity date, the Loans shall bear interest at a rate per annum equal to (i) the alternative base rate plus an applicable margin of 5.00% or (ii) adjusted LIBOR plus an applicable margin of 6.00%.

The Borrower may elect, at its option, to prepay any borrowing outstanding under the Credit Agreement without premium or penalty (except with respect to any break funding payments which may be payable pursuant to the terms of the Credit Agreement).

The obligations under the Credit Agreement are guaranteed by all of the material subsidiaries of the Borrower (the “Guarantors”) and secured on a first-priority basis by substantially all of the Borrower’s and the Guarantors’ assets, including, without limitation, collateral rig mortgages on the Borrower’s and the Guarantors’ offshore drilling rigs and pledges of stock of all other, direct and indirect, subsidiaries of the Borrower.

The Credit Agreement contains certain customary representations and warranties, including, without limitation: organization; powers; authority; enforceability; no conflicts; litigation, margin regulations, Investment Company Act; anti-corruption laws and sanctions laws; disclosure; financial condition; no material adverse change; taxes; consents; insurance; intellectual property; ownership of property; collateral documents; legal names; rigs; form of rig mortgages; pari passu or priority status; no immunity; solvency; compliance with laws; and ERISA.

The Credit Agreement also contains certain affirmative and negative covenants, including, without limitation: existence; maintenance of properties; payment of taxes; compliance with ERISA; maintenance of insurance; delivery of financial statements; notices of material events; inspection rights; maintenance of books and records; conduct of business; compliance with laws (including anti-corruption laws and sanctions); compliance with environmental laws; requirements to grant additional collateral; maintenance of flag and ship registry; restrictions on secured indebtedness; restrictions on dividends and distributions; and restrictions on use of proceeds from asset sales.

The Credit Agreement also contains certain events of default, including, without limitation: non-payment; non-compliance with covenants or other agreements; breaches of representations and warranties; cross-default to material indebtedness; voluntary and involuntary bankruptcy; judgments; and change of control.

The foregoing description of the Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the Credit Agreement filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated into this Item 1.01 by reference.

Letter of Credit Agreement

On the Effective Date, Paragon entered into the Letter of Credit Agreement (the “LC Agreement”) among the lenders deemed party thereto, JPMorgan Chase Bank, N.A., as administrative agent for the lenders, and the issuing banks (the “Issuing Banks”) of the Existing Letters of Credit (as defined below).  Pursuant to the Existing Revolving Credit Agreement (as defined below), the Issuing Banks issued certain letters of credit which remain outstanding on the Effective Date (such letters of credit, the “Existing Letters of Credit”) and which Existing Letters of Credit are deemed issued under the LC Agreement pursuant to the Plan.  The aggregate face amount of the Existing Letters of Credit as of the Effective Date is $46,664,090.13.

The maturity date of the LC Agreement is July 18, 2022. Until such maturity date, Paragon shall pay a letter of credit fee to the lenders calculated on the outstanding face amount of the Existing Letters of Credit at a rate per annum equal to 2.50%.  In addition the applicable Issuing Bank shall earn a fronting fee with respect to each Existing Letter of Credit issued by it at a per annum rate equal to 0.125% on the average daily amount available to be drawn under such Existing Letter of Credit.

The LC Agreement contains an event of default in the event of non-payment of fees or other amounts payable under the LC Agreement within three (3) business days when due.

The foregoing description of the LC Agreement does not purport to be complete and is qualified in its entirety by reference to the complete LC Agreement filed as Exhibit 10.2 to this Current Report on Form 8-K and incorporated into this Item 1.01 by reference.

Registration Rights Agreement

On the Effective Date, Paragon entered into a registration rights agreement (the “Registration Rights Agreement”) pursuant to which, subject to certain limited exceptions, Paragon agreed to file with the SEC upon a written request by (i) certain holders of 10% or more of Paragon’s ordinary shares or (ii) subject to the Company’s consent (which consent shall not be unreasonably withheld), two or more holders who are holders as of the Effective Date and collectively hold 15% or more of Paragon’s ordinary shares (collectively, a “Permitted Group”)  a registration statement for the public offering and sale of the ordinary shares of Paragon held by those holders and thereafter to use its commercially reasonable efforts to cause such registration statement to be declared effective as promptly as practicable. The Registration Rights Agreement contains other customary terms and conditions, including, without limitation, provisions with respect to piggy-back rights, blackout periods and indemnification.  The Registration Rights Agreement also provides that, during the five years following the Effective Date, the Company will pay all underwriters’ discounts and commissions relating to a request for registration made by a Permitted Group, in addition to customary expenses of the registration.

The foregoing description of the Registration Rights Agreement is not complete and is qualified by reference to the complete Registration Rights Agreement, which is filed as Exhibit 10.3 to this Current Report on Form 8-K, and is incorporated herein by reference

Shareholders Agreement

On the Effective Date, Paragon entered into a shareholders agreement (the “Shareholders Agreement”) with the beneficial owners of the ordinary shares of Paragon. The Shareholders Agreement provides, among other things, certain information, inspection and preemptive rights to shareholders and restricts certain transactions by the Company with affiliates during the three years following the Effective Date.

The foregoing description of the Shareholders Agreement is not complete and is qualified by reference to the complete Shareholders Agreement, which is filed as Exhibit 10.4 to this Current Report on Form 8-K, and is incorporated herein by reference.

Litigation Trust Agreement

On the Effective Date, in connection with the effectiveness of, and pursuant to the terms of, the Plan, the Company, Paragon, certain of the reorganized Debtors (as defined in the Plan) and the Joint Administrators entered into a Litigation Trust Agreement (the “Litigation Trust Agreement”) with Drivetrain, LLC, as Litigation Trust Management, and certain members of a Litigation Trustee Committee, pursuant to which a trust (the “Litigation Trust”) was established for the benefit of certain holders of allowed claims under the Plan. Pursuant to the Plan and the Confirmation Order, the Company and the reorganized Debtors party thereto transferred to the Litigation Trust certain claims against Noble Corporation plc (“Noble”) relating to the Company’s separation from Noble (the “Noble Claims”).

In addition, pursuant to the terms of the Litigation Trust Agreement, Paragon’s subsidiary, Paragon International Finance Company, agreed to provide the Litigation Trust with an interest-free delayed draw term loan of up to $10,000,000 in cash to fund the reasonable costs and expenses associated with the administration of the Litigation Trust (the “Litigation Trust Term Loan”). The Litigation Trust Term Loan matures upon the earlier of (i) the date of the final distribution of all of the Litigation Trusts’ assets to its beneficiaries and (ii) the date upon which any distribution is made by the Litigation Trust to any holder of Class A Litigation Trust Interests (as defined in the Plan).  Further, the Litigation Trust Management may prosecute the Noble Claims and conduct such other action as described in and authorized by the Plan, make timely and appropriate distributions to the beneficiaries of the Litigation Trust and otherwise carry out the provisions of the Litigation Trust Agreement. None of the Company, Paragon or any of the reorganized Debtors is a beneficiary of the Trust.

The foregoing description of the Litigation Trust Agreement is not complete and is qualified by reference to the complete Litigation Trust Agreement, which is filed as Exhibit 10.5 to this Current Report on Form 8-K, and is incorporated herein by reference.

Item 1.02 Termination of a Material Definitive Agreement

Debt Securities:

On the Effective Date, in connection with the effectiveness of, and pursuant to the terms of, the Plan, all outstanding obligations under the following notes (the “Notes”) issued by the Company and the indenture governing such obligations have been cancelled and discharged:

•                  6.75% Senior Notes due 2022 issued pursuant to the Indenture (the “Senior Note Indenture”), dated as of July 18, 2014, by and among the Company, as issuer, each of the guarantors named therein, and Deutsche Bank Trust Company Americas, solely in its capacity as indenture trustee; and

•                  7.25% Senior Notes due 2024 issued pursuant to the Senior Notes Indenture.

Debt Agreements:

In addition, in connection with the effectiveness of, and pursuant to the terms of, the Plan, on the Effective Date, the Company and certain of its subsidiaries have been released from their respective obligations under the following agreements (the “Debt Agreements”) , except to the limited extent expressly set forth in the Plan,  and Paragon has assumed the indebtedness and obligations under the Debt Agreements, as amended and restated pursuant to the terms of the Credit Agreement referred to in Item 1.01 above:

•                  Senior Secured Revolving Credit Agreement, dated as of June 17, 2014  (the “Existing Revolving Credit Agreement”), by and among Paragon International Finance Company and the Company, as borrowers, the lenders and Issuing Banks party thereto from time to time, the Revolving Credit Facility Agent, J.P. Morgan Securities LLC, Deutsche Bank Securities Inc., and Barclays Bank plc, as Joint Lead Arrangers and Joint Lead Bookrunners and certain other parties thereto (as amended, restated, modified, or supplemented from time to time); and

•                  Term Loan Agreement, dated as of July 18, 2014  (the “Existing Term Loan Agreement”), by and among the Company, as parent, Paragon Offshore Finance Company, as borrower, the lenders party thereto from time to time, the Term Loan Agent and certain other parties thereto.

Item 2.01 Disposition of Assets

In connection with the Chapter 11 Cases and the Plan, on and prior to the Effective Date, the Company and certain of its subsidiaries effectuated certain restructuring transactions, pursuant to which the Company formed Paragon as a wholly-owned subsidiary of the Company and transferred to Paragon substantially all of the subsidiaries, and other assets, of the Company.

Thereafter, on the Effective Date, in connection with the effectiveness of, and pursuant to the terms of, the Plan and the Confirmation Order, Paragon issued, at the direction of the Company, to specified holders of allowed claims under the Plan all of Paragon’s outstanding ordinary shares, which issuance resulted in a disposition of substantially all of the Company’s assets.  Paragon’s ordinary shares were issued pursuant to the exemption from registration under the Securities Act of 1933, as amended, contained in Section 1145 of the Bankruptcy Code in exchange for certain claims against the Company.  In addition, the Company also issued to such specified holders cash, debt and interests in the Litigation Trust, in each case, upon the effectiveness of, and pursuant to the terms of, the Plan, resulting in the elimination of approximately $2.4 billion of the Company’s previously existing debt.

Following the consummation of the foregoing transactions, the Company holds approximately $11.1 million-of cash on trust to discharge the fees, expenses and disbursements of the administration of the Company (including the Administrators’ fees and expenses) and the wind down of the Company’s remaining subsidiaries (excluding Prospector Offshore Drilling S.à.r.l (“Offshore Drilling”) and certain of its direct and indirect subsidiaries) (“the PLC Subsidiaries”).  In accordance with the Plan, the Company will continue to hold the shares in Offshore Drilling after the Effective Date until such shares can be transferred to Paragon (or one of its affiliates), pursuant to the security arrangements to which such shares are subject.  The Company’s interest in the PLC Subsidiaries are expected to be of negligible value once the costs of winding down the Company and the PLC Subsidiaries are met. The Company’s other assets comprise a small level of IT equipment and office furniture, which assets have a nominal value.  In accordance with the Plan and the Confirmation Order, the Company and the PLC Subsidiaries shall in due course be wound down and dissolved by the Joint Administrators of the Company in accordance with applicable law.  The information set forth in Items 1.01 and 1.02 of this Current Report on Form 8-K is hereby incorporated by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 3.02 Unregistered Sales of Equity Securities

The information provided in Items 1.01 and 2.01 of this Current Report on Form 8-K is incorporated herein by reference into this Item 3.02.

Item 3.03 Material Modification to the Rights of Securities Holders

As provided in the Plan, the Notes, the Secured Note Indenture, the Debt Agreements and all other agreements, instruments, certificates, and other documents related thereto evidencing any claim against or interest in the Debtors were cancelled on the Effective Date, and the obligations of the Debtors thereunder or in any way related thereto were fully released. For further information, see Items 1.01, 1.02 and 3.02 of this Current Report on Form 8-K, which are incorporated by reference into this Item 3.03.

Item 7.01 Regulation FD Disclosure

On the Effective Date, the Company issued a press release announcing its emergence from the Chapter 11 Cases. A copy of the press release is being furnished as Exhibit 99.1 hereto and is incorporated herein by reference.

The information furnished pursuant to Item 7.01, including Exhibit 99.1, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, is not subject to the liabilities of that section and is not deemed incorporated by reference in any filing by the Company under the Securities Act unless specifically.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
2.1

Findings of Fact, Conclusions of Law, and Order Confirming the Fifth Joint Chapter 11 Plan of Paragon Offshore plc and its Affiliated Debtors, dated June 7, 2017 (incorporated by reference to Exhibit 2.1 to Form 8-K filed June 8, 2017).

2.2	Fifth Joint Chapter 11 Plan of Paragon Offshore plc and its Affiliated Debtors, dated June 7, 2017 (incorporated by reference to Exhibit 2.1 to Form 8-K filed June 8, 2017).
10.1	Amended and Restated Senior Secured Term Loan Agreement, dated as of July 18, 2017.
10.2	Letter of Credit Agreement, dated as of July 18, 2017.
10.3	Registration Rights Agreement, dated as of July 18, 2017
10.4	Shareholders’ Agreement, dated as of July 18, 2017.
10.5	Litigation Trust Agreement, dated as of July 18, 2017.
99.1	Press Release of the Company dated July 18, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Paragon Offshore plc (in administration)

July 18, 2017	By:	/s/ Lee M. Ahlstrom
Name: Lee M. Ahlstrom
Title: Senior Vice President & Interim CFO

Exhibit Index

Exhibit No.	Description
2.1

Findings of Fact, Conclusions of Law, and Order Confirming the Fifth Joint Chapter 11 Plan of Paragon Offshore plc and its Affiliated Debtors, dated June 7, 2017 (incorporated by reference to Exhibit 2.1 to Form 8-K filed June 8, 2017).

2.2	Fifth Joint Chapter 11 Plan of Paragon Offshore plc and its Affiliated Debtors, dated June 7, 2017 (incorporated by reference to Exhibit 2.1 to Form 8-K filed June 8, 2017).
10.1	Amended and Restated Senior Secured Term Loan Agreement, dated as of July 18, 2017.
10.2	Letter of Credit Agreement, dated as of July 18, 2017.
10.3	Registration Rights Agreement, dated as of July 18, 2017.
10.4	Shareholders’ Agreement, dated as of July 18, 2017.
10.5	Litigation Trust Agreement, dated as of July 18, 2017.
99.1	Press Release of the Company dated July 18, 2017.